UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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GE FUNDS

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Proxy FACT SHEET	IMPORTANT DATES:
	Record Date:	October 22nd, 2010
	Mail Date:	Approximately 11/ 9-10 /2010
SPECIAL MEETING OF SHAREHOLDERS FOR:	Meeting Date:	December 17th, 2010
GE FUNDS (complete fund list at the end of this document)	Meeting Time:	10:00 a.m. Eastern Time
	Location:	Stamford Conference Center and Hotel, 2701 Summer Street, Stamford, Connecticut 06905

ADDITIONAL INFORMATION:	CONTACT INFO:
This project will include an outbound telephone solicitation.	Inbound Line:	1-877-732-3614
	Website:	www.geam.com

What is happening?

A special meeting of shareholders is being held to ask shareholders to vote on a series of proposals affecting the management and administration of the GE Funds. GE Asset Management is asking shareholders to support these proposals. Both the funds’ board of trustees and GE Asset Management, the funds’ investment adviser, unanimously recommend that you vote in favor of each of the proposals.

Why are these changes being proposed?

Because the total assets managed by GEAM in the Funds have remained relatively small and have not grown to a substantial size, GEAM decided to discontinue its affiliate’s distribution activities for this retail-oriented part of its business and instead place even greater emphasis on its institutional investment management activities. Over several months, GEAM discussed with the Board possible alternative courses of action for the Funds and recommended that Highland Funds Asset Management, L.P. (“Highland”) become the investment adviser to the Funds, while GEAM would serve as the sub-adviser to all Funds other than GE Small-Cap Equity Fund. As a result, the Funds would become identified with the Highland Funds complex, advised by Highland Capital Management, L.P. These proposed arrangements are part of a transaction in which GEAM has agreed to sell to Highland the portion of GEAM’s business related to the Funds.

For what reasons has the board recommended this?

The Board believes that the Funds and their shareholders would receive the following potential benefits from the proposals:

•

Portfolio Management Continuity. The Funds would experience no disruption in day-to-day portfolio management because GEAM would serve as sub-adviser of the Funds, except with respect to GE Small-Cap Equity Fund for which Palisade Capital Management, L.L.C. and Champlain Investment Partners LLC, two of GE Small-Cap Equity Fund’s four current sub-advisers, would continue to serve as sub-advisers of that Fund.

•	Experienced Management. The Funds would benefit from Highland personnel’s experience in management and administration of registered investment companies.

•

No Increase in Management Fees. The Funds would benefit from the absence of any increase in total contractual advisory and administrative fee rates paid to Highland compared to those currently paid by the Funds to GEAM.

•

Greater Commitment to a Stronger Distribution Platform. Highland has the potential to be in a better position to provide a marketing and distribution platform for the Funds, possibly resulting in the Funds being offered to a wider group of potential investors. With potentially greater marketing and distribution opportunities, it is possible that Fund assets could increase, which may lead to stable, or possibly decreasing, total expense levels.

•

Flexible “Manager of Managers” Structure. The Funds would begin to benefit from a “manager of managers” structure that allows Highland, with the approval of the new board of trustees of the Trust, the flexibility to enter into and materially amend sub-advisory agreements with unaffiliated sub-advisers without the expense and delay of obtaining shareholder approval (except in the case of GE Total Return Fund and GE Small-Cap Equity Fund, which already have this structure).

•

Experienced Fund Trustees. The Funds would benefit from having the same trustees as the Highland Funds complex, who have experience serving as trustees and directors of registered investment companies advised by Highland’s affiliated adviser.

•

Modernization of Policies. Modernizing certain of the Funds’ fundamental investment policies would remove restrictions that are no longer required because of changes in the law or are not consistent with the restrictions applicable to investment companies managed by GEAM or Highland’s affiliates. In addition, these changes would potentially allow the Funds to better address changes in financial markets or take advantage of investing opportunities.

What am I being asked to vote on?

The complete list of proposals can be found at the end of this fact sheet.

How does the board of trustees recommend I vote?

The funds’ board of trustees unanimously recommends that you vote IN FAVOR of each of the proposals.

Is there a phone number that I can call regarding non-proxy related questions?

1-800-242-0134

VOTING METHODS

Registered Shareholders:	(REG at the beginning of account number in Pavlov)

By Phone:	Call 1-877-732-3614. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

By Touch-tone Phone:	Call 1-866-458-9863. Shareholders will need to have the control number listed on their ballot at the time of the call.

By Internet:	Go to www.proxyonline.com and follow the instructions found on the website. Shareholders will need the control number found on the card.

By Mail:	Using the postage-paid envelope mailed with the proxy ballot

Beneficial Shareholders:	(NOBO in front of the account number in Pavlov)

By Touchtone:	Call 1-800-690-6903 and follow the simple instructions. Shareholders will need their control number found on the top right of their proxy card.

By Internet:	Go to www.proxyvote.com and follow the instructions found on the website. Shareholders will need their control number found on the top right of their proxy card.

By Mail:	Using the postage-paid envelope mailed with the proxy ballot

Fund Matrix & Symbol(s)

CUSIP	FUND NAME	CLASS	TICKER
36158B133	GE Core Value Equity Fund	Class C	ITVCX
36158B463	GE Core Value Equity Fund	Class Y	ITVYX
36158B489	GE Core Value Equity Fund	Class B	ITVBX
36158B547	GE Core Value Equity Fund	Class A	ITVAX
36158C552	GE Core Value Equity Fund	Class R	GEVRX
36158B307	GE Fixed Income Fund	Class A	GEFIX
36158B802	GE Fixed Income Fund	Class B	GEFBX
36158B885	GE Fixed Income Fund	Class Y	GEFDX
36158C594	GE Fixed Income Fund	Class R	GEFRX
36158C602	GE Fixed Income Fund	Class C	GEFCX
36158B406	GE Global Equity Fund	Class A	GEGEX
36158B851	GE Global Equity Fund	Class Y	GGEDX
36158B869	GE Global Equity Fund	Class B	GGEBX
36158C206	GE Global Equity Fund	Class C	GEQCX
36158C636	GE Global Equity Fund	Class R	GELRX
36158B455	GE Government Securities Fund	Class B	GNUSX
36158B539	GE Government Securities Fund	Class A	ITGAX
36158C701	GE Government Securities Fund	Class C	GVSCX
36158B711	GE International Equity Fund	Class Y	GEIDX

36158B729	GE International Equity Fund	Class A	GEICX
36158B737	GE International Equity Fund	Class B	GEIBX
36158C305	GE International Equity Fund	Class C	GIECX
36158C628	GE International Equity Fund	Class R	GEQRX
36158B562	GE Money Market Fund	Class A	GEMXX
36158B653	GE Money Market Fund	Class B
36158C560	GE Money Market Fund	Instititutional Class	GEFXX
36158C859	GE Money Market Fund	Class C
36158B141	GE Premier Growth Equity Fund	Class C	GPGCX
36158B588	GE Premier Growth Equity Fund	Class Y	GEPDX
36158B596	GE Premier Growth Equity Fund	Class A	GEPCX
36158B612	GE Premier Growth Equity Fund	Class B	GEPBX
36158C610	GE Premier Growth Equity Fund	Class R	GEPRX
36158B661	GE Short-Term Government Fund	Class Y	GGVDX
36158B679	GE Short-Term Government Fund	Class A	GGVCX
36158B687	GE Short-Term Government Fund	Class B	GGVBX
36158C586	GE Short-Term Government Fund	Class R	GEGRX
36158C800	GE Short-Term Government Fund	Class C	GGVEX
36158B380	GE Small-Cap Equity Fund	Class Y	GESVX
36158B398	GE Small-Cap Equity Fund	Class A	GASCX
36158B414	GE Small-Cap Equity Fund	Class B	GBSCX
36158C107	GE Small-Cap Equity Fund	Class C	GESCX
36158C644	GE Small-Cap Equity Fund	Class R	GECRX
36158B752	GE Tax-Exempt Fund	Class Y	GETDX
36158B760	GE Tax-Exempt Fund	Class B	GETBX
36158B778	GE Tax-Exempt Fund	Class A	GETAX
36158C883	GE Tax-Exempt Fund	Class C	GETCX
36158B505	GE Total Return Fund	Class A	GESIX
36158B828	GE Total Return Fund	Class Y	GESDX
36158B836	GE Total Return Fund	Class B	GESBX
36158C578	GE Total Return Fund	Class R	GESRX
36158C867	GE Total Return Fund	Class C	GECSX
36158B109	GE U.S. Equity Fund	Class A	GEEQX
36158B158	GE U.S. Equity Fund	Class C	GEECX
36158B786	GE U.S. Equity Fund	Class Y	GEEDX
36158B794	GE U.S. Equity Fund	Class B	GEEBX
36158C651	GE U.S. Equity Fund	Class R	GEERX

PROPOSAL LANGUAGE (ALSO LISTED IN PAVLOV):

1. To approve a new investment advisory agreement for each Fund with Highland Funds Asset Management, L.P. (“Highland”), to replace the current advisory agreement between each Fund and GE Asset Management Incorporated (“GEAM”).

2. To approve new sub-advisory agreements between Highland and GEAM, and new sub-advisory agreements between Highland and certain of GE Small-Cap Equity Fund’s existing sub-advisers, as follows:

A.	a new sub-advisory agreement between Highland and GEAM with respect to each Fund, except GE Small-Cap Equity Fund;

B.	a new sub-advisory agreement for GE Small-Cap Equity Fund with its existing sub-adviser, Palisade Capital Management, L.L.C.; and

C.	a new sub-advisory agreement for GE Small-Cap Equity Fund with its existing sub-adviser, Champlain Investment Partners, LLC.

3. To elect five (5) new trustees to the Board of Trustees of the Trust. ( 01. Mr. Timothy K. Hui, 02. Mr. Scott F. Kavanaugh, 03. Mr. James F. Leary, 04. Mr. Bryan A. Ward and 05. Mr. R. Joseph Dougherty)

4. To approve the implementation of a “manager of managers” structure whereby Highland (subject to shareholder approval of Proposal 1) would be given increased flexibility to enter into and materially amend sub-advisory agreements without shareholder approval.

5. To approve changes to certain of the fundamental investment policies of certain of the Funds, as follows:

A.	Amendment of all of the Funds’, except GE Small-Cap Equity Fund’s and GE Total Return Fund’s, fundamental investment policies on senior securities to allow the Funds to issue senior securities to the extent allowed by each Fund’s fundamental policy on borrowing or by applicable law.

B.	Amendment of all of the Funds’, except GE Total Return Fund’s, fundamental investment policies on real estate investments to allow each Fund to purchase or sell real estate (or direct or indirect interests in real estate), subject to each Fund’s other investment policies and applicable law.

C.	Amendment of all of the Funds’, except GE Total Return Fund’s, fundamental investment policies on making loans to allow each Fund to lend its assets or money to other persons under certain limited circumstances.

D.	Amendment of all of the Funds’, except GE Total Return Fund’s, fundamental investment policies on borrowing to allow each Fund to borrow money from specific entities, through the use of specific investment instruments and subject to certain limitations on the amount of any borrowing.

E.	Amendment of all of the Funds’, except GE Small-Cap Equity Fund’s and GE Total Return Fund’s, fundamental investment policies on diversification to allow each Fund to invest a majority of its assets in cash and cash items, government securities, securities of other investment companies and other securities subject to certain limitations.

F.	Amendment of all of the Funds’, except GE Tax-Exempt Fund’s and GE Total Return Fund’s, fundamental investment policies on concentration of investments, to prevent each Fund from making investments that would result in the concentration of that Fund’s assets in securities of issuers in any one industry.

G.	Amendment of all of the Funds’, except GE Total Return Fund’s, fundamental investment policies on investments in commodities to allow each Fund to invest in commodities to the extent allowed by each Fund’s other investment policies and applicable law.

6. To transact any other business as may properly come before the Meeting, or any adjournments or postponements thereof.

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

GEAM/Highland – GE Funds Announcement

Proxy Q&A

November 2010

For use by GE Asset Management and its proxy solicitor to address the November 2010 GE Funds proxy statement.

Important Notes:

Determine/verify whether the caller is an “existing” or “prospective” shareholder in the Fund. If the caller is not an existing shareholder, you must deliver the following prospectus offer at the end of the call:

Before investing in the Fund(s), you should carefully read the Fund’s prospectus and consider the investment objectives, risks, fees and expenses carefully. This and other information is available in the prospectus. If you would like, I can send you a copy or you can visit us at www.geam.com.

GE Investment Distributors, Inc., Member of FINRA & SIPC, is the principal distributor of the GE mutual funds and a wholly owned subsidiary of GE Asset Management Incorporated, the investment adviser of the funds.

When and where will the Meeting be held?

The meeting will be held on Friday, December 17, 2010 at 10:00 a.m. Eastern time at the Stamford Conference Center and Hotel, 2701 Summer Street, Stamford, Connecticut 06905.

What changes are being proposed and why?

GE Asset Management Incorporated (“GEAM”) has agreed to sell certain assets—including the portion of its business related to providing advisory services to the GE Funds—to Highland.

In connection with this sale it is proposed that Highland become the new investment adviser to the funds, with GEAM continuing the day-to-day management of the funds’ assets as sub-adviser* (with the exception of the GE Small-Cap Equity Fund**).

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

In addition, it is proposed that the Funds:

1) Elect a new board of trustees,

2) Approve a “manager of managers” arrangement, whereby Highland would be able to hire and replace unaffiliated sub-advisers to the Funds without the expense and delay of obtaining shareholder approval, and

3) Change certain of the Funds’ fundamental investment policies so as to remove certain restrictions that are no longer required.

*A sub-adviser is an investment manager that manages the assets of a fund on behalf of another firm.

**GEAM would continue to manage the assets of all the GE Funds with the exception of the GE Small-Cap Equity Fund, which is currently managed by multiple third-party managers, or sub-advisers, overseen by GEAM. Responsibility for oversight of the sub-advisers of the GE Small-Cap Equity Fund would be transferred to Highland under this arrangement, if approved.

Why is GEAM selling certain assets—including the portion of its business related to providing advisory services to the GE Funds—to Highland?

GEAM has decided to discontinue its distribution activities for the retail-oriented part of its business and instead place even greater emphasis on its institutional investment management activities.

GEAM considered various ways in which it could propose a termination or transition of its management, administrative and distribution responsibilities with respect to the GE Funds.

Over several months, GEAM discussed with the GE Funds’ Board possible alternative courses of action for the Funds and, after careful consideration, recommended that Highland become the investment adviser to the Funds.

Under the proposal, GEAM would continue, as an investment sub-adviser, to manage the assets of all of the GE Funds other than GE Small-Cap Equity Fund.

As a result, the Funds would become identified with the Highland Funds complex.

Ultimately, the appointment of Highland as the GE Funds’ new investment adviser would combine Highland’s and its affiliates’ established distribution capabilities with GEAM’s capabilities as an investment manager—and allow GEAM to continue to deliver its investment expertise to current GE Funds shareholders.

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

Who can vote?

If you owned shares of any of the following GE Funds as of close of business on October 22, 2010, you are entitled to vote, even if you do not currently hold shares.

GE U.S. Equity Fund

GE Core Value Equity Fund

GE Premier Growth Equity Fund

GE Small-Cap Equity Fund

GE Global Equity Fund

GE International Equity Fund

GE Fixed Income Fund

GE Government Securities Fund

GE Short-Term Government Fund

GE Tax-Exempt Fund

GE Total Return Fund

GE Money Market Fund

For each share of a Fund that you owned on October 22, 2010, you will be entitled to cast one vote on each applicable Proposal. Similarly, with respect to each applicable Proposal, you will be entitled to vote each fractional share that you owned in a Fund as of the close of business on October 22, 2010.

What Proposals am I being asked to vote on?

As a shareholder of…	You are being asked to vote on:

GE U.S. Equity Fund

GE Core Value Equity Fund

GE Premier Growth Equity Fund

GE Global Equity Fund

GE International Equity Fund

GE Fixed Income Fund

GE Government Securities Fund

GE Short-Term Government Fund

GE Money Market Fund

Proposal 1 (New Advisory Agreement with Highland)

Proposal 2A (New Sub-Advisory Agreement with GEAM)

Proposal 3 (New Trustees for the Funds)

Proposal 4 (Manager of Managers Structure for the Funds)

Proposal 5A (Changing the fundamental investment policy on senior securities)

Proposal 5B (Changing the fundamental investment policy on real estate investments)

Proposal 5C (Changing the fundamental investment policy on making loans)

Proposal 5D (Changing the fundamental investment policy on borrowing)

Proposal 5E (Changing the fundamental investment policy on diversification)

Proposal 5F (Changing the fundamental investment policy on concentration of investments)

Proposal 5G (Changing the fundamental investment policy on investments in commodities)

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

GE Small-Cap Equity Fund

Proposal 1 (New Advisory Agreement with Highland)

Proposal 2B (New Sub-Advisory Agreement with Palisade Capital Management LLC

Proposal 2C (New Sub-Advisory Agreement with Champlain Investment Partners LLC)

Proposal 3 (New Trustees for the Funds)

Proposal 4 (Manager of Managers Structure for the Funds)

Proposal 5B (Changing the fundamental investment policy on real estate investments)

Proposal 5C (Changing the fundamental investment policy on making loans)

Proposal 5D (Changing the fundamental investment policy on borrowing)

Proposal 5F (Changing the fundamental investment policy on concentration of investments)

Proposal 5G (Changing the fundamental investment policy on investments in commodities)

GE Tax-Exempt Fund

Proposal 1 (New Advisory Agreement with Highland)

Proposal 2A (New Sub-Advisory Agreement with GEAM)

Proposal 3 (New Trustees for the Funds)

Proposal 4 (Manager of Managers Structure for the Funds)

Proposal 5A (Changing the fundamental investment policy on senior securities)

Proposal 5B (Changing the fundamental investment policy on real estate investments)

Proposal 5C (Changing the fundamental investment policy on making loans)

Proposal 5D (Changing the fundamental investment policy on borrowing)

Proposal 5E (Changing the fundamental investment policy on diversification)

Proposal 5G (Changing the fundamental investment policy on investments in commodities)

GE Total Return Fund	Proposal 1 (New Advisory Agreement with Highland) Proposal 2A (New Sub-Advisory Agreement with GEAM) Proposal 3 (New Trustees for the Funds) Proposal 4 (Manager of Managers Structure for the Funds)

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

Why are shareholders being asked to approve a new investment advisory agreement with Highland?

The Board believes that, with Highland as the investment adviser, the Funds should be able to benefit from Highland personnel’s experience in management and administration of registered investment companies.

Also, the Trustees believe that Highland has the potential to be in a better position to provide a broader marketing and distribution platform for the Funds.

Through the potentially greater marketing and distribution opportunities that could result from this change, it is possible that Fund assets could increase, which may lead to stable, or possibly decreasing, total expense levels for the Funds.

Who or what is Highland?

Highland Funds Asset Management (“Highland”) is registered as an investment adviser under the Investment Advisers Act of 1940.

Highland is an affiliate of Highland Capital Management, L.P. (“HCM”), an experienced and established investment adviser with approximately $22 billion in assets under management. Among its products and services, HCM is the manager of a family of investment companies available to individual investors that has approximately $2.0 billion in total retail assets under management as of September 30, 2010.

How can I get more information on Highland?

Information about HCM and the investment companies that it manages can be found on the website: www.highlandfunds.com.

Will the Fund’s advisory fees change if Highland becomes the investment adviser for my Fund?

There will be no change in the total fee rate paid by any of the Funds for the advisory and administrative services they were receiving from GEAM (although for some Funds the advisory and administrative fee has been combined into one advisory fee).

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

Why are shareholders being asked to approve new sub-advisory agreements for the Funds?

The Board believes it is in the best interests of each Fund and its shareholders to maintain continuity in the day-to-day portfolio management of the Funds.

For each Fund, other than the GE Small-Cap Equity Fund, the Board is proposing to retain GEAM to act as the Fund’s sub-adviser.

Similarly, with respect to two of the GE Small-Cap Equity Fund’s existing sub-advisers, Palisade Capital Management L.L.C. and Champlain Investment Partners LLC, GEAM and the Board are proposing to approve new sub-advisory agreements between Highland and those existing sub-advisers.

Will the Portfolio Managers of my Fund change as a result of these Proposals?

These proposals will not result in a change of portfolio managers for any Funds other than the GE Small-Cap Equity Fund and GE Total Return Fund.

That is because GEAM would continue to manage the assets of all these Funds as a sub-adviser, using the same portfolio managers and the same investment philosophy and process as it does currently.

For the GE Small-Cap Equity Fund, the Board is not proposing to renew that Fund’s sub-advisory agreements with two of its four existing sub-advisers, GlobeFlex Capital, L.P. and SouthernSun Asset Management, LLC.

And for the GE Total Return Fund, the Board is not proposing to renew that Fund’s existing sub-advisory agreement with Urdang Securities Management, Inc.

For the GE Small-Cap Equity Fund and GE Total Return Fund, this will result in those Funds’ portfolios being managed by fewer sub-advisers and, therefore, fewer portfolio managers.

Why are shareholders being asked to elect new trustees to replace the Funds’ current Board of Trustees?

Each of the Nominees for the new trustees to replace the Funds’ current Board of Trustees serves as a trustee of a group of six registered investment companies, known as the Highland Funds, which collectively have approximately $2.0 billion in assets under management as of September 30, 2010.

Your current Board believes that the election of the Nominees will better align the oversight of the GE Funds with existing funds in the Highland Funds complex.

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

Why are shareholders being asked to approve a “manager of managers” structure?

As is the case with many asset managers, Highland and GEAM do not have the investment capability to manage investments in all asset classes and market segments in which the Funds could potentially invest.

A “manager of managers” arrangement would permit Highland, as the Funds’ investment adviser, to appoint unaffiliated sub-advisers without shareholder approval (subject to Board approval).

This is important because seeking shareholder approval can be a potentially costly and time-consuming process.

Why are shareholders being asked to approve changes to certain of the fundamental investment policies of certain of the Funds?

The Board believes that these proposed changes would potentially allow the Funds to better address changes in financial markets or take advantage of investing opportunities.

These changes could also improve the efficiency and consistency of portfolio management.

In addition, modernizing certain of the Funds’ fundamental investment policies would remove restrictions that are no longer required because of changes in the law or are not consistent with the restrictions applicable to mutual funds managed by GEAM or Highland.

Has the Board approved these Proposals?

Yes, the Board has approved each of the Proposals and unanimously recommends that you vote yes for each proposal on which you are being asked to vote.

Who is paying for the costs of this Meeting?

The costs and expenses of this Meeting, including the costs of preparing proxy solicitation materials and soliciting proxies in connection with the Meeting, will be shared by Highland and GEAM.

As a result, no such expenses will be paid by the Funds or their shareholders.

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

Will I have any adverse tax consequences as a result of these changes?

The Transaction will be tax-free for U.S. federal income tax purposes for Fund shareholders.

Are my Elfun and/or S&S Funds affected by this announcement?

No, this only involves and affects the GE Funds. There is no impact to any Elfun and/or GE Savings and Security (S&S) Funds investments you may have, or to the GE Institutional Funds (retirement plans) or the GE Investments Funds (variable annuity).

GEAM remains fully committed to managing and servicing these funds itself, which allows it to continue its tradition of delivering investment expertise to GE employees and others.

How do I vote my shares?

You have three options for casting your votes:

1. Internet—the Proxy Card enclosed in the Proxy Statement you received includes directions for shareholders to cast their votes via the internet at a website designed for this purpose. The required control number is printed on your Proxy Card. If you cast your vote via the internet, you do not need to mail your Proxy Card.

2. Telephone—the Proxy Card enclosed in the Proxy Statement you received includes directions for shareholders to cast their votes over the telephone. The toll-free telephone number and required control number are printed on your Proxy Card. If you cast your vote over the telephone, you do not need to mail your Proxy Card.

3. Mail—you can also cast your vote by executing the Proxy Card enclosed in the Proxy Statement and mailing it in the envelope provided. The envelope is addressed for your convenience and needs no postage if mailed in the United States.

What are the votes needed for a Proposal to pass?

Approval of Proposals 1, 2A through 2C, 4 and 5A through 5G for your Fund, as applicable, requires the affirmative vote of the lesser of: (1) more than 50% of the Outstanding Shares of the applicable Fund, or (2) 67% or more of the shares of the applicable Fund present at the Meeting (in person or represented by proxy), if the holders of more than 50% of the Outstanding Shares of the applicable Fund are present at the Meeting.

All Outstanding Shares of your Fund will vote in the aggregate as one class, and not by class of shares, on Proposals 1, 2A through 2C, 4, and 5A through 5G, as applicable, with each Fund voting separately. This means that for these Proposals, shareholders will vote on a Fund-by-Fund basis.

Q&A FOR USE BY GE ASSET MANAGEMENT AND ITS PROXY SOLICITOR

Approval of each Nominee proposed in Proposal 3 requires a plurality of all Trust shares voting. This means that to be elected, a Nominee must be among the five nominees receiving the most “FOR” votes because the five Nominees receiving the most “FOR” votes (even if less than a majority of the votes cast) will be elected. For Proposal 3, shareholders of all Funds will vote together as a Trust, not by Fund or class.

My holdings in the Funds are small, why should I vote?

Your vote makes a difference. If many shareholders do not vote their proxies, your Fund may not receive enough votes to go forward with its special meeting.

This means additional costs will be incurred to solicit votes to determine the outcome of the Proposals.

Why are multiple proxy cards enclosed?

You will receive a proxy card for each of the Funds in which you are a shareholder.

In addition, if you own shares of the same Fund in multiple accounts that are titled differently, you will receive a proxy card for each account.

GE FUNDS PROXY SCRIPT

Good (morning, afternoon, evening,) My name is (Full Name).

May I please speak with Mr./Mrs. (full name)?

Good (morning, afternoon, evening,) Mr./Mrs.             .

I am calling on behalf of your current investment with GE Funds.

I wanted to confirm that you have received the proxy material for the shareholder meeting scheduled for December 17th. Have you received the information?

If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone.

Your Fund’s Board of Trustees is recommending a vote in favor.

If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone.

However, the Board of Trustees is recommending a vote in favor.

Would you like to vote along with the Board’s Recommendation?

Would you like to vote all of your accounts accordingly?

*Confirmation – I am recording your (in favor/against/abstain) vote.

For confirmation purposes:

•	Please state your full name. (pause for response)

•	According to our records, you reside in (city, state, zip code). (pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (pause for response)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr./Ms.             , your vote is important and your time is greatly appreciated. Thank you and have a good (insert appropriate closing).

Rebuttals

If shareholder asks what we mean by “all accounts accordingly”

“This means: would you like to vote all of your accounts with GE Funds (In favor, against, or abstaining)?”

If shareholder asks how many accounts he has.

“Currently my system shows             accounts, but depending on how the account is registered, additional accounts may not be grouped with your main account.”

If shareholder will not vote until the material is received:

Due to time constraints, we are e-mailing proxy materials to ensure delivery before the meeting date. May I have your email address so that we can forward an electronic copy of the proxy materials to you?